UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

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National Research Corporation

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NATIONAL RESEARCH CORPORATION

D/B/A NRC Health

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 29, 2019

To the Shareholders of

National Research Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of National Research Corporation will be held on Wednesday, May 29, 2019, at 3:00 P.M., local time, at the Embassy Suites hotel located at 1040 P Street, Lincoln, Nebraska 68508, for the following purposes:

1.      To elect one director to hold office until the 2022 annual meeting of shareholders and until his successor is duly elected and qualified.

2.      To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2019.

3.      To conduct an advisory vote to approve the compensation of our named executive officers as disclosed in the accompanying proxy statement.

4.      To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The close of business on March 22, 2019, has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

A proxy for the meeting and a proxy statement are enclosed herewith.

By Order of the Board of Directors NATIONAL RESEARCH CORPORATION

Kevin R. Karas Secretary

Lincoln, Nebraska

April 9, 2019

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 29, 2019. The National Research Corporation proxy statement for the 2019 Annual Meeting of Shareholders and the 2018 Annual Report to Shareholders are available at www.proxyvote.com.

YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, SIGN EXACTLY AS YOUR NAME APPEARS THEREON AND RETURN IMMEDIATELY.

NATIONAL RESEARCH CORPORATION
D/B/A NRC Health
1245 Q Street

Lincoln, Nebraska 68508

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 29, 2019

This proxy statement is being furnished to shareholders by the Board of Directors (the “Board”) of National Research Corporation, doing business as NRC Health (the “Company”), beginning on or about April 9, 2019, in connection with a solicitation of proxies by the Board for use at the Annual Meeting of Shareholders to be held on Wednesday, May 29, 2019, at 3:00 P.M., local time, at the Embassy Suites hotel located at 1040 P Street, Lincoln, Nebraska 68508, and all adjournments or postponements thereof (the “Annual Meeting”) for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

Execution of a proxy given in response to this solicitation will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company in writing or in open meeting.

A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted as follows:

●	FOR the person nominated for election as a director referred to herein;

●	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2019;

●

FOR the advisory vote to approve the compensation of the individuals named in the Summary Compensation Table set forth below in this proxy statement (such group of individuals are sometimes referred to as our named executive officers); and

●	On such other business or matters which may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy.

Other than the election of one director, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2019 and the advisory vote to approve the compensation of our named executive officers, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.

Only holders of record of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at the close of business on March 22, 2019 (the “Record Date”), are entitled to vote at the Annual Meeting.  On that date, the Company had outstanding and entitled to vote 24,864,391 shares of Common Stock, each of which is entitled to one vote per share. The presence of a majority of the votes entitled to be cast shall constitute a quorum for the purpose of transacting business at the Annual Meeting. Abstentions and broker non-votes will be counted as present in determining whether there is a quorum.

ELECTION OF DIRECTORS

The Company’s By-Laws provide that the directors shall be divided into three classes, with staggered terms of three years each. At the Annual Meeting, the shareholders will elect one director to hold office until the 2022 annual meeting of shareholders and until his successor is duly elected and qualified. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as director of the person named as a nominee herein. The Board has no reason to believe that the listed nominee will be unable or unwilling to serve as a director if elected.  However, in the event that such nominee should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board. Such director will be elected by a plurality of the votes cast at the Annual Meeting (assuming a quorum is present). Consequently, any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of the director. Votes will be tabulated by an inspector of elections appointed by the Board.

The following sets forth certain information, as of March 22, 2019, about the Board’s nominee for election at the Annual Meeting and each director of the Company whose term will continue after the Annual Meeting.

Nominee for Election at the Annual Meeting

Term expiring at the 2022 Annual Meeting

Donald M. Berwick, 72, has served as a director of the Company since October 2015.  Dr. Berwick is the former President and Chief Executive Officer of the Institute for Healthcare Improvement, which he co-founded and led for almost 20 years, and where he now serves as President Emeritus and Senior Fellow.  He is also currently a Lecturer in the Department of Health Care Policy at Harvard Medical School.  From July 2010 to December 2011, Dr. Berwick served as the Administrator of the Centers for Medicare and Medicaid Services as an appointee of President Barack Obama.  Dr. Berwick previously served on the faculty of the Harvard Medical School and the Harvard School of Public Health (from 1974 to 2010). He was also vice chair of the U.S. Preventive Services Task Force (from 1990 to 1995), the first “Independent Member” of the Board of Trustees of the American Hospital Association (from 1996 to 1999) and the chair of the National Advisory Council of the Agency for Healthcare Research and Quality (from 1995 to 1999). Dr. Berwick’s expertise as a professional, administrator, lecturer and educator in the field of healthcare led to the conclusion that he should serve as a director of the Company.

THE BOARD RECOMMENDS THE FOREGOING NOMINEE FOR ELECTION AS A DIRECTOR AND URGES EACH SHAREHOLDER TO VOTE “FOR” SUCH NOMINEE. SHARES OF THE COMPANY’S COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” SUCH NOMINEE.

Directors Continuing in Office

Terms expiring at the 2020 Annual Meeting

JoAnn M. Martin, 64, has served as a director of the Company since June 2001. Ms. Martin was elected President and Chief Executive Officer of Ameritas Life Insurance Corp., an insurance and financial services company, in July 2005 and currently serves as Chair and Chief Executive Officer. From April 2003 to July 2005, she served Ameritas Life Insurance Corp. as President and Chief Operating Officer. Prior thereto, Ms. Martin served as Senior Vice President and Chief Financial Officer of Ameritas for more than the last five years. In April 2009, Ms. Martin was elected Chief Executive Officer of Ameritas Holding Company and Ameritas Mutual Holding Company (previously named UNIFI Mutual Holding Company), where she had served as Executive Vice President and Chief Financial Officer for more than the last five years, and currently serves as Chief Executive Officer of Ameritas Mutual Holding Company. Ms. Martin has served as an officer of Ameritas and/or its affiliates since 1988. Ms. Martin also serves as a director of Ameritas Mutual Holding Company and/or its affiliates. Ms. Martin’s financial background as a certified public accountant and as the former Chief Financial Officer and current Chief Executive Officer of a mutual insurance holding company, as well as her past leadership experiences as a director of the Omaha Branch of the Federal Reserve Bank of Kansas City and other organizations, led to the conclusion that she should serve as a director of the Company.

Barbara J. Mowry, 71, has served as a director of the Company since May 2014. Ms. Mowry founded, and is currently the Chief Executive Officer of, GoreCreek Advisors, a management consulting firm. Prior to founding GoreCreek Advisors, Ms. Mowry served as Senior Vice President - Data Integration of Oracle Corporation, an industry leading software, hardware and services company, from January 2010 through March 2011, and as President and Chief Executive Officer of Silver Creek Systems, Inc., a data quality solutions software company, from January 2003 to December 2009. Ms. Mowry served as a director of Axion Health (from 2012 to 2014) and the Federal Reserve Bank of Kansas City (from 2012 to 2014) where she was Chair of the Board from 2013 to 2014. Ms. Mowry also serves as a director of IMA Financial Group (since May 2017), a privately held diversified financial services company, and as a director of several not-for-profit organizations, including the Kauffman Foundation (since 2013), the University of Minnesota Executive Committee, Carlson School of Management and the Board of Overseers (since 2004) and the National Association of Corporate Directors Colorado Chapter where she is a Leadership Fellow. Ms. Mowry previously served as a director of Gaiam, Inc. (from 1999 to 2013), Real Goods Solar, Inc. (from 2008 to 2013) and the Denver Branch of the Federal Reserve Bank of Kansas City (from 2008 to 2011). Ms. Mowry’s financial background as a former President and Chief Executive Officer of several companies, a former member of the audit and compensation committees of the boards of directors of Gaiam, Inc. and Real Goods Solar, Inc. and as the current Chief Executive Officer of GoreCreek Advisors, led to the conclusion that she should serve as a director of the Company.

Terms expiring at the 2021 Annual Meeting

Michael D. Hays, 64, has served as Chief Executive Officer and a director since he founded the Company in 1981.  He also served as President of the Company from 1981 to 2004 and from July 2008 to July 2011.  Prior to founding the Company, Mr. Hays served for seven years as a Vice President and a director of SRI Research Center, Inc. (n/k/a the Gallup Organization).  Mr. Hays’ background as founder of the Company, and his long and successful tenure as Chief Executive Officer and a director, led to the conclusion that he should serve as a director of the Company.

John N. Nunnelly, 66, has served as a director of the Company since December 1997. Mr. Nunnelly is a retired Group President from McKesson Corporation, a leader in pharmaceutical distribution and healthcare information technology.  During his 28-year career at McKesson, Mr. Nunnelly served in a variety of other positions including, Vice President of Strategic Planning and Business Development, Vice President and General Manager of the Amherst Product Group and Vice President of Sales-Decision Support.  These responsibilities included leading several business units, including one with over $360 million in annual revenue.  In addition, he was involved in managing a number of mergers and acquisitions.  Mr. Nunnelly also serves as an adjunct professor at the University of Massachusetts, School of Nursing, advising students and faculty on matters pertaining to healthcare information technology.  These experiences and Mr. Nunnelly’s expertise as a professional and educator in the field of healthcare information technology led to the conclusion that he should serve as a director of the Company.

CORPORATE GOVERNANCE

Independent Directors and Annual Meeting Attendance

Of the five directors currently serving on the Board, the Board has determined that Donald M. Berwick, JoAnn M. Martin, Barbara J. Mowry and John N. Nunnelly are “independent directors” as that term is defined in the listing standards of The NASDAQ Stock Market.

Directors are expected to attend the Company’s annual meeting of shareholders each year. With the exception of Mr. Berwick, each of the directors attended the Company’s 2018 annual meeting of shareholders.

Currently, the Company does not have a chairman, and the Board does not have a policy on whether the roles of chief executive officer and chairman should be separate. The Board has, however, designated a lead director since 2007, with Ms. Martin serving as the lead director from 2007 until May 2012 and Mr. Nunnelly serving as the lead director since May 2012. The Board believes its current leadership structure is appropriate at this time since it establishes the Company’s chief executive officer as the primary executive leader with one vision and eliminates ambiguity as to who has primary responsibility for the Company’s performance.

The lead director is an independent director who is appointed by the independent directors and who works closely with the chief executive officer. In addition to serving as the principal liaison between the independent directors and the chief executive officer in matters relating to the Board as a whole, the primary responsibilities of the lead director are as follows:

●

Preside at all meetings of the Board at which the chief executive officer is not present, including any executive sessions of the independent directors, and establish agendas for such executive sessions in consultation with the other directors and the chief executive officer;

●

Advise the chief executive officer as to the quality, quantity, and timeliness of the flow of information from management that is necessary for the independent directors to effectively perform their duties;

●	Have the authority to call meetings of the independent directors as appropriate; and

●	Be available to act as the spokesperson for the Company if the chief executive officer is unable to act as the spokesperson.

Committees

The Board held six meetings in 2018. All incumbent directors attended at least 75% of the meetings of the Board and the committees on which they served during 2018.

The Board has a standing Audit Committee, Compensation and Talent Committee, Nominating Committee and Strategic Planning Committee. Each of these committees has the responsibilities set forth in formal written charters adopted by the Board. The Company makes available copies of each of these charters free of charge on its website located at www.nrchealth.com. Other than the text of the charters, the Company is not including the information contained on or available through its website as a part of, or incorporating such information by reference into, this proxy statement.

The Audit Committee’s primary function is to assist the Board in fulfilling its oversight responsibilities by overseeing the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; the Company’s accounting and financial reporting processes; and the audits of the financial statements of the Company. The Audit Committee presently consists of JoAnn M. Martin (Chairperson), Barbara J. Mowry and John N. Nunnelly, each of whom meets the independence standards of The NASDAQ Stock Market and the Securities and Exchange Commission for audit committee members. The Board has determined that JoAnn M. Martin qualifies as an “audit committee financial expert,” as that term is defined by the Securities and Exchange Commission, because she has the requisite attributes through, among other things, education and experience as a president, chief financial officer and certified public accountant. The Audit Committee held five meetings in 2018.

The Compensation and Talent Committee determines compensation programs for the Company’s executive officers, reviews management’s recommendations as to the compensation to be paid to other key personnel and administers the Company’s equity-based compensation plans. The Compensation and Talent Committee presently consists of Barbara J. Mowry (Chairperson), JoAnn M. Martin and John N. Nunnelly, each of whom meets the independence standards of The NASDAQ Stock Market and the Securities and Exchange Commission for compensation committee members. The Compensation and Talent Committee held four meetings in 2018. From time to time, with the last time being in 2015, the Compensation and Talent Committee or management of the Company has engaged a nationally recognized compensation consultant to assist the Company in its review of its compensation and benefits programs, including the competitiveness of pay levels, executive compensation design issues, market trends and technical considerations. The Compensation and Talent Committee, however, did not use this information in setting the compensation of the Company’s executive officers in 2018.

The Nominating Committee presently consists of Donald M. Berwick (Chairperson), Barbara J. Mowry and John N. Nunnelly, each of whom meets the independence standards of The NASDAQ Stock Market for nominating committee members. The Nominating Committee’s primary functions are to: (1) recommend persons to be selected by the Board as nominees for election as directors and (2) recommend persons to be elected to fill any vacancies on the Board. The Nominating Committee did not hold any meetings in 2018.

The Strategic Planning Committee assists the Board in reviewing and, as necessary, altering, the Company’s strategic plan, reviewing industry trends and their effects, if any, on the Company and assessing the Company’s products, services and offerings and the viability of such portfolio in meeting the needs of the markets that the Company serves. John N. Nunnelly (Chairperson), Donald M. Berwick, JoAnn M. Martin and Barbara J. Mowry are the current members of the Strategic Planning Committee. The Strategic Planning Committee held one meeting in 2018.

Board Oversight of Risk

The full Board is responsible for the oversight of the Company’s operational and strategic risk management process. The Board relies on its Audit Committee to address significant financial risk exposures facing the Company and the steps management has taken to monitor, control and report such exposures, with appropriate reporting of these risks to be made to the full Board. The Board relies on its Compensation and Talent Committee to address significant risk exposures facing the Company with respect to compensation, with appropriate reporting of these risks to be made to the full Board. The Board’s role in the Company’s risk oversight has not affected the Board’s leadership structure.

Nominations of Directors

The Nominating Committee will consider persons recommended by shareholders to become nominees for election as directors. Recommendations for consideration by the Nominating Committee should be sent to the Secretary of the Company in writing together with appropriate biographical information concerning each proposed nominee. The Company’s By-Laws also set forth certain requirements for shareholders wishing to nominate director candidates directly for consideration by the shareholders. With respect to an election of directors to be held at an annual meeting, a shareholder must, among other things, give notice of intent to make such a nomination to the Secretary of the Company not less than 60 days or more than 90 days prior to the second Wednesday in the month of April.

In identifying and evaluating nominees for director, the Nominating Committee seeks to ensure that the Board possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives, and seeks to ensure that the Board is comprised of directors who have broad and diverse backgrounds, possessing knowledge in areas that are of importance to the Company. The Nominating Committee looks at each nominee on a case-by-case basis regardless of who recommended the nominee. In looking at the qualifications of each candidate to determine if their election would further the goals described above, the Nominating Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. In addition, the Board and the Nominating Committee believe that the following specific qualities and skills are necessary for all directors to possess:

●	A director must display high personal and professional ethics, integrity and values.

●	A director must have the ability to exercise sound business judgment.

●

A director must be accomplished in his or her respective field, with broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest.

●	A director must have relevant expertise and experience, and be able to offer advice and guidance based on that expertise and experience.

●	A director must be independent of any particular constituency, be able to represent all shareholders of the Company and be committed to enhancing long-term shareholder value.

●	A director must have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of the Company’s business.

The Board also believes the following qualities or skills are necessary for one or more directors to possess:

●

At least one independent director must have the requisite experience and expertise to be designated as an “audit committee financial expert,” as defined by applicable rules of the Securities and Exchange Commission, and have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication, as required by the rules of NASDAQ.

●

One or more of the directors generally must be active or former executive officers of public or private companies or leaders of major complex organizations, including commercial, scientific, government, educational and other similar institutions.

As noted above, in identifying and evaluating nominees for director, the Nominating Committee seeks to ensure that, among other things, the Board is comprised of directors who have broad and diverse backgrounds, because the Board believes that directors should be selected so that the Board is a diverse body. The Nominating Committee implements this policy by considering how potential directors’ backgrounds would contribute to the diversity of the Board. As part of its annual self-evaluation, the Nominating Committee assesses the effectiveness of its efforts to attain diversity by considering whether it has an appropriate process for identifying and selecting director candidates.

Transactions with Related Persons

Except as otherwise disclosed in this section, we had no related person transactions during 2018, and none are currently proposed, in which we were a participant and in which any related person had a direct or indirect material interest. Our Board has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:

●	A “related person” means any of our directors, executive officers, nominees for director, any holder of 5% or more of the common stock or any of their immediate family members; and

●

A “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are to be a participant and the amount involved exceeds $120,000, and in which a related person had or will have a direct or indirect material interest.

Each of our executive officers, directors or nominees for director is required to disclose to the Audit Committee certain information relating to related person transactions for review, approval or ratification by the Audit Committee. Disclosure to the Audit Committee should occur before, if possible, or as soon as practicable after the related person transaction is effected, but in any event as soon as practicable after the executive officer, director or nominee for director becomes aware of the related person transaction. The Audit Committee’s decision whether or not to approve or ratify a related person transaction is to be made in light of the Audit Committee’s determination that consummation of the transaction is not or was not contrary to our best interests. Any related person transaction must be disclosed to the full Board.

Ms. Martin, a director of the Company, serves as Chair and Chief Executive Officer of Ameritas Life Insurance Corp. In connection with the Company’s regular assessment of its insurance-based associate benefits and the costs associated therewith, which is conducted by an independent insurance broker, in 2007 the Company began purchasing dental insurance for certain of its associates from Ameritas Life Insurance Corp. and, in 2009, the Company also began purchasing vision insurance for certain of its associates from Ameritas Life Insurance Corp. The total value of these purchases, which were conducted in arms’ length transactions and approved by the Audit Committee pursuant to our related person transaction policies and procedures, were $200,365 in 2018.

During 2017, the Company acquired a cost method investment in convertible preferred stock of PracticingExcellence.com, Inc., a privately-held Delaware corporation (“PX”). Prior to the investment, the Company entered into an agreement with PX, under which the Company acts as a reseller of PX services (the “PX reseller agreement”). The total revenue earned from the PX reseller agreement was $439,000 in 2018. These transactions were conducted at arms’ length and approved by the Audit Committee pursuant to our related person transaction policies and procedures.

Communications with the Board of Directors

Shareholders may communicate with the Board by writing to NRC Health, Board of Directors (or, at the shareholder’s option, to a specific director), c/o Kevin R. Karas, Secretary, 1245 Q Street, Lincoln, Nebraska 68508. The Secretary will ensure that the communication is delivered to the Board or the specified director, as the case may be.

2018 DIRECTOR COMPENSATION

Directors who are executive officers of the Company receive no compensation for service as members of either the Board or committees thereof. Directors who are not executive officers of the Company receive an annual fixed fee of $75,000 for the lead director and $50,000 for each other director. Directors are also reimbursed for out-of-pocket expenses associated with attending meetings of the Board and committees thereof. Ms. Martin served as the Company’s lead director from 2007 to May 2012, and Mr. Nunnelly has served as the Company’s lead director since May 2012.

Pursuant to the National Research Corporation 2004 Non-Employee Director Stock Plan, as amended (the “Director Plan”), each director who is not an associate (i.e., employee) of the Company also receives an annual grant of an option to purchase shares of our Common Stock on the date of each Annual Meeting of Shareholders. For the period from January 1, 2018 to December 31, 2018, each director who was not an associate of the Company received a grant of options to purchase shares of our Common Stock with a target grant date fair value of $100,000, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”), or successor rule, on the date of the Company’s 2018 annual meeting of shareholders. The options were granted with an exercise price equal to the fair market value of our common stock on the date of grant, and are scheduled to vest the day immediately preceding the Annual Meeting.

The following table sets forth information regarding the compensation received by each of the Company’s directors during 2018:

Name	Fees Earned or Paid in Cash	Option Awards(1)	Total

Donald M. Berwick	$50,000	$100,015	$150,015

JoAnn M. Martin	$50,000	$100,015	$150,015

Barbara J. Mowry	$50,000	$100,015	$150,015

John N. Nunnelly	$75,000	$100,015	$175,015

1 Represents the aggregate grant date fair value of option awards granted during the year, computed in accordance with FASB ASC Topic 718. See Note 11 to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the years ended December 31, 2018, December 31, 2017, and December 31, 2016, for a discussion of assumptions made in the valuation of share-based compensation. As of December 31, 2018, the outstanding option awards for each director were as follows: Dr. Berwick – 46,440 options; Ms. Martin – 262,440 options; Ms. Mowry – 190,440 options; and Mr. Nunnelly – 48,462 options.

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter, the Audit Committee’s primary function is to assist the Board in fulfilling its oversight responsibilities by overseeing the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; the Company’s accounting and financial reporting processes; and the audits of the financial statements of the Company.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2018 Annual Report on Form 10-K with the Company’s management and independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for expressing an opinion on the audited financial statements in conformity with U.S. generally accepted accounting principles and on the Company’s internal control over financial reporting.

The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board regarding communications with audit committees. In addition, the Company’s independent registered public accounting firm provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm the firm’s independence. The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. The Audit Committee has considered whether the provision of the services relating to the Audit-Related Fees, Tax Fees and All Other Fees set forth in “Miscellaneous – Independent Registered Public Accounting Firm” was compatible with maintaining the independence of the independent registered public accounting firm and determined that such services did not adversely affect the independence of the firm.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, for filing with the Securities and Exchange Commission.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

AUDIT COMMITTEE

JoAnn M. Martin, Chairperson

Barbara J. Mowry

John N. Nunnelly

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of the Record Date (i.e., March 22, 2019) by: (1) each director and director nominee; (2) each of the executive officers named in the Summary Compensation Table; (3) all of the directors, director nominees and executive officers as a group; and (4) each person or entity known to the Company to be the beneficial owner of more than 5% of the Common Stock. Except as otherwise indicated in the footnotes, each of the holders listed below has sole voting and investment power over the shares beneficially owned. As of the Record Date, there were 24,864,391 shares of Common Stock outstanding.

	Shares Beneficially Owned
Name of Beneficial Owner	Shares		%
Directors and Executive Officers (1)
Michael D. Hays	225,194	(2)(4)	*
Steven D. Jackson	105,476	(4)	*
Kevin R. Karas	65,841	(4)(3)	*
Donald M. Berwick	36,000	(4)	*
JoAnn M. Martin	470,455	(4)	1.9%
Barbara J. Mowry	186,902	(4)	*
John N. Nunnelly	64,916	(4)	*
All directors, nominees and executive officers as a group (seven persons)	1,154,784	(4)	4.5%

Other Holders
Amandla MK Trust and Patrick E. Beans, as the Special Holdings Direction Advisor under this Trust (5)	7,378,645		29.7%
The K/I/E Trust Under Agreement dated 10/24/18 and Patrick E. Beans, as the Special Holdings Direction Advisor under this Trust (6)	5,037,053		20.3%
Kayne Anderson Rudnick Investment Management LLC (7)	3,154,040		12.7%

* Denotes less than 1%.

(1)	The address of all directors and officers is 1245 Q Street, Lincoln, Nebraska 68508.
(2)	Includes 139,095 shares of Common Stock held by Mr. Hays’ wife. Mr. Hays disclaims beneficial ownership of the shares held by his wife.
(3)	Includes 10,016 shares of Common Stock pledged as security.
(4)

Includes shares of Common Stock that may be purchased under stock options which are currently exercisable or exercisable within 60 days of March 22, 2019, as follows: Dr. Berwick, 36,000 shares; Mr. Hays, 73,017 shares; Mr. Jackson, 0 shares; Mr. Karas, 51,825 shares; Ms. Martin, 252,000 shares; Mr. Nunnelly, 38,022 shares; Ms. Mowry, 180,000 shares; and all directors, nominees and executive officers as a group, 630,864 shares.

(5)

The trustee of this Trust is The Bryn Mawr Trust Company of Delaware and its address is 20 Montchanin Road, Suite 100, Greenville, Delaware 19807. The address of the Special Holdings Direction Advisor for this Trust is 709 Pier 2, Lincoln, Nebraska 68528.

(6)

The trustee of this Trust is Bessemer Trust Company of Delaware, N.A. and its address is 1007 N. Orange Street, Suite 1450, Wilmington, Delaware 19801. The address of the Special Holdings Direction Advisor for this Trust is 709 Pier 2, Lincoln, Nebraska 68528.

(7)

The number of shares owned set forth above in the table is as of or about December 31, 2018 as reported by Kayne Anderson Rudnick Investment Management LLC in its amended Schedule 13G filed with the Securities and Exchange Commission. The address for this shareholder is 1800 Avenue of the Stars, 2nd Floor, Los Angeles, California 90067. This shareholder reports sole voting and dispositive power with respect 757,730 of these shares and shared voting and dispositive power with respect to 2,396,760 of these shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and any owner of greater than 10% of the Company’s Common Stock to file reports with the Securities and Exchange Commission concerning their ownership of the Company’s Common Stock. Based solely upon information provided to the Company by individual directors and executive officers, the Company believes that, during the fiscal year ended December 31, 2018, all of its directors and executive officers and owners of greater than 10% of the Company’s Common Stock complied with the Section 16(a) filing requirements, except that (i) a Form 4 for each of Mr. Berwick, Ms. Martin, Ms. Mowry and Mr. Nunnelly (each reporting a grant of an option to purchase shares of Common Stock on the date of the 2018 annual meeting of shareholders pursuant to the National Research Corporation 2004 Non-Employee Director Stock Plan, as amended) and (ii) six Form 4s for Mr. Berwick (each reporting stock sales) were not timely filed.

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2019.

We are asking our shareholders to ratify the appointment of KPMG LLP as our independent registered public accounting firm. Although ratification is not required, our Board is submitting the appointment of KPMG LLP to our shareholders for ratification because we value our shareholders’ views on our independent auditors and as a matter of good corporate practice. In the event that our shareholders fail to ratify the appointment, the Audit Committee will consider it as a direction to consider the appointment of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent auditor at any time if it determines that such a change would be in the best interests of the Company and our shareholders.

Representatives of KPMG LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

Assuming a quorum is present at the Annual Meeting, the number of votes cast for the ratification of the Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2019 must exceed the number of votes cast against it. Abstentions and broker non-votes will be counted as present in determining whether there is a quorum; however, they will not constitute a vote “for” or “against” ratification and will be disregarded in the calculation of votes cast. A broker non-vote occurs when a broker submits a proxy card with respect to shares that the broker holds on behalf of another person but declines to vote on a particular matter, either because the broker elects not to exercise its discretionary authority to vote on the matter or does not have authority to vote on the matter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. SHARES OF THE COMPANY’S COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis relates to the compensation of the individuals named in the Summary Compensation Table, a group we refer to as our “named executive officers.” In this discussion, the terms “we,” “our,” “us” or similar terms refer to the Company.

Overview of Executive Compensation Philosophy

We recognize the importance of maintaining sound principles for the development and administration of our executive compensation and benefit programs. Specifically, we design our executive compensation and benefit programs to advance the following core principles:

●	Market Driven. We strive to compensate our executive officers at levels to ensure that we continue to attract and retain a highly competent, committed management team.

●	Align with Shareholders. We seek to align the interests, perspectives and decision-making of our executive officers with the interests of our shareholders.

●	Performance Based. We link our executive officers’ compensation, particularly annual cash bonuses, to established Company financial performance goals and individual performance goals.

We believe that a focus on these principles will benefit us and, ultimately, our shareholders in the long term by ensuring that we can attract and retain highly-qualified executive officers who are committed to our long-term success.

Role of the Compensation and Talent Committee

The Board appoints the Compensation and Talent Committee (the “Committee”), which consists entirely of directors who are “non-employee directors” for purposes of the Securities Exchange Act of 1934. The following individuals are members of the Committee:

●	Barbara J. Mowry (Chairperson)

●	JoAnn M. Martin

●	John N. Nunnelly

The Committee is responsible for discharging the Board’s responsibilities with respect to all significant aspects of our compensation policies, programs and plans, and accordingly the Committee determines compensation programs for our executive officers or recommends such programs to the full Board for approval. The Committee also reviews management’s recommendations as to the compensation to be paid to other key personnel and administers our equity-based compensation plans. Periodically, the Committee reviews and determines our compensation and benefit programs, with the objective of ensuring the executive compensation and benefits programs are consistent with our compensation philosophy. From time to time, the Committee or management has engaged a nationally recognized compensation consultant to conduct a benchmarking study of executive compensation levels and practices. This market information has, in the past, been used to help inform and shape decisions, but was (and is) neither the only nor the determinative factor in making compensation decisions.

At the time our Committee recommended, and our Board approved, our named executive officers’ 2018 compensation, our most recent review of our compensation and benefit programs was in late 2015, when our Committee engaged Aon Hewitt to review our programs before determining compensation for 2016.

In determining compensation levels for our named executive officers in 2018, our Committee did not engage Aon Hewitt or any other compensation consultant to provide advice concerning executive officer compensation.

One objective of the Committee in setting compensation for our executive officers, other than our Chief Executive Officer, is to establish base salary at a level that will attract and retain highly-qualified individuals. The Committee’s considerations in setting our Chief Executive Officer’s base salary are described below. For our executive officers other than our Chief Executive Officer, we also consider individual performance, level of responsibility, skills and experience, and internal comparisons among executive officers in determining base salary levels.

The Committee administers our annual cash incentive program and long-term equity incentive plans and approves all awards made under the program and plans. For annual and long-term incentives, the Committee considers internal comparisons and other existing compensation awards or arrangements in making compensation decisions and recommendations. In its decision-making process, the Committee receives and considers the recommendations of our Chief Executive Officer as to executive compensation programs for all of the other officers. In its decision-making process for the long-term incentives for our executive officers, the Committee considers relevant factors, including our performance and relative shareholder return and the awards given to the executive officer in past years. The Committee makes its decisions regarding general program adjustments to future base salaries, annual incentives and long-term incentives concurrently with its assessment of the executive officers’ performance. Adjustments generally become effective in January of each year.

In fulfilling its objectives as described above, the Committee took the following steps in determining 2018 compensation levels for our named executive officers:

●	Reviewed the performance of our Chief Executive Officer and determined his total compensation;

●	Reviewed the performance of our other executive officers and other key associates (i.e., employees) with assistance from our Chief Executive Officer; and

●

Determined total compensation for our named executive officers based on recommendations by our Chief Executive Officer (as to the other officers) and the Committee’s review of the Company’s and the individual officer’s performance.

2018 Say on Pay Vote

In May 2018 (after the 2018 executive compensation actions described in this Compensation Discussion and Analysis had taken place), we held our annual advisory shareholder vote on the compensation of our named executive officers at our annual shareholders’ meeting, and, consistent with the recommendation of the Board, our shareholders approved our executive compensation, with more than 99% of votes cast in favor. Consistent with this strong vote of shareholder approval, we have not undertaken any material changes to our executive compensation programs.

Total Compensation

We intend to continue our strategy of compensating our executive officers through programs that emphasize performance-based incentive compensation in the form of cash and equity-based awards. To that end, we have structured total executive compensation to ensure that there is an appropriate balance between a focus on our long-term versus short-term performance. We believe that the total compensation paid or awarded to the executive officers during 2018 was consistent with our financial performance and the individual performance of each of our executive officers. We also believe that this total compensation was reasonable in its totality and is consistent with our compensation philosophies described above.

CEO Compensation

The Committee reviews annually the salary and total compensation levels of Michael D. Hays, our Chief Executive Officer. While Mr. Hays’ salary and overall compensation are significantly below the median level paid to chief executive officers of comparable companies, he requested that his base salary and targeted overall compensation remain unchanged. The Committee has not proposed an increase in his salary or overall compensation since 2005.

Elements of Compensation

Base Salary

The objective of the Committee is to establish base salary, when aligned with performance incentives, to continue to attract and retain the best talent (with the exception of Mr. Hays’ salary as noted above). We have historically attempted to minimize base salary increases in order to limit our exposure if we do not meet our objectives for financial growth under our incentive compensation program. Consistent with this practice, the Committee left Mr. Hays’, Mr. Karas’ and Mr. Jackson’s base salaries unchanged from 2016. In the case of Mr. Hays, the decision was based on his request, described above, that his salary not be increased. In the case of Mr. Karas and Mr. Jackson, the decision was based on Company performance and the belief that that Mr. Karas’ and Mr. Jackson’s salaries were at an appropriate level to retain their talent.

Base salaries paid to Messrs. Hays, Karas and Jackson represented the following percentages of their total compensation (as calculated for purposes of the Summary Compensation Table).

Base Salary as a Percentage of Total Compensation
Michael D. Hays	44%

Kevin R. Karas	44%

Steven D. Jackson	44%

Annual Cash Incentive

Our executive officers are eligible for annual cash incentive awards under our incentive compensation program. Please note that, while we may refer to annual cash incentive awards as bonuses in this discussion, the award amounts are reported in the Summary Compensation Table under the column titled “Non-Equity Incentive Plan Compensation” pursuant to the Securities and Exchange Commission’s regulations.

We intend for our incentive compensation program to provide an incentive to meet and exceed our financial goals, and to promote a superior level of performance. Within the overall context of our pay philosophy and culture, the program:

●	Provides total cash compensation to attract and retain key executive talent;

●	Aligns pay with organizational performance;

●	Focuses executive attention on key business metrics; and

●	Provides a significant incentive for achieving and exceeding performance goals.

Under our incentive compensation program, the Committee establishes performance measures for our named executive officers at the beginning of each year. For 2018, the Committee used our overall revenue and net income as performance measures because the Committee believes these are key measures of our ability to deliver value to our shareholders for which our named executive officers have primary responsibility. The Committee weighted the two performance measures equally in determining bonus payouts. The Committee structured the incentive compensation program so that our named executive officers would receive a bonus based on the percentage of growth in overall revenue and net income in 2018 over 2017, starting from “dollar one” of such growth. Consistent with past years, the Committee structured the incentive compensation program for our named executive officers to require performance representing growth in revenue or net income for any payout to be received.

The Committee structured the incentive compensation program to permit payouts to be earned for any growth in revenue and net income because it believed that providing an incentive to achieve growth in these measures would provide an effective incentive to the executive officers in 2018. The Committee determined that the bonuses under the incentive compensation program would be equal to the following (subject to a maximum of 200% of base salary): the product of the executive officer’s base salary (i) multiplied by the sum of the percentage year over year increase, if any, in overall revenue plus the percentage year over year increase, if any, in overall net income (ii) multiplied by 2.5.

In determining the potential bonus amounts for our named executive officers described above, the Committee concluded that that payouts determined by these formulas were likely to produce results consistent with our past practice of setting annual target payouts at 50% of base salary, and would continue to provide competitive compensation consistent with our goals for annual incentive awards.

The following table shows amounts actually earned by our named executive officers for 2018, along with the percentages of their total compensation (as calculated for purposes of the Summary Compensation Table) that these amounts represent.

Name	2018 Actual Bonus Percentage of Total Compensation	2018 Actual Bonus Amount
Michael D. Hays	36%	$104,468

Kevin R. Karas	36%	$233,700

Steven D. Jackson	36%	$246,000

Long-Term Equity Incentive

The general purpose of our current equity-based plans is to promote the achievement of our long-range strategic goals and enhance shareholder value. The Committee may from time to time approve discretionary awards, however, we generally grant equity-based awards in the following circumstances:

●

Annual Awards. To provide an additional performance incentive for our executive officers and other key management personnel, our executive compensation package generally includes annual grants of stock options. Prior to 2018, in each year following our 2013 recapitalization pursuant to which we established two classes of common stock (class A common stock and class B common stock), we granted options to purchase both class A common stock and class B common stock. For 2018, in light of the then-proposed 2018 Recapitalization, which would eliminate all of our class B common stock, we granted options based only on our class A common stock.

●

New Hire or Promotion Awards. We also award restricted stock grants to newly hired or promoted executive officers during their first year of participation in our equity incentive program to provide greater alignment between the officers’ interests and those of our shareholders, and to assist in retention.

Options to purchase shares of common stock are typically granted with a per-share exercise price of 100% of the fair market value of each share of common stock subject to the option on the date of grant. The value of the option will be dependent on the future market value of the common stock, which we believe helps to align the economic interests of our key management personnel with the interests of our shareholders. To encourage our key management personnel to continue in employment with us, when we grant restricted stock under the 2006 Equity Incentive Plan to executive officers, we generally impose a 5-year restriction period on the grant.

In determining equity incentive awards for 2018, the Committee concluded that setting annual equity awards for our named executive officers at a grant date target fair value of approximately 50% of their respective then-current base salaries would provide competitive compensation consistent with our goals for equity awards. The Committee generally grants stock options effective on a date in the first week of January. Accordingly, effective January 3, 2018, the Committee granted options to each of our named executive officers. In light of the then-proposed 2018 Recapitalization, which would eliminate all of our class B common stock, the Committee granted options based only on our class A common stock. To determine the number of option shares with a grant date target fair value approximately equal to 50% of an executive officer’s base salary, the Committee divided 50% of the current base salary by the most recent class A stock closing price to determine the number of shares that equal 50% of the current base salary. The number of shares were then multiplied by a factor of three to determine the number of option shares to be granted. The number of options granted to our named executive officers is shown in the Grants of Plan-Based Awards Table.

For 2018, no performance-based awards were granted to our named executive officers. Our Committee may, however, consider in the future conditioning awards on the achievement of various performance goals, including return on equity, shareholder value added, earnings from operations, net earnings, net earnings per share, market price of our common stock and/or total shareholder return.

Other Benefits

To assist our associates in preparing financially for retirement, we maintain a 401(k) plan for all associates over 21 years of age, including our executive officers. Pursuant to the 401(k) plan, we match 25% of the first 6% of compensation contributed by our associates up to allowable Internal Revenue Service limitations. We also maintain group life, health, dental and vision insurance programs for all of our salaried associates, and our named executive officers are eligible to participate in these programs on the same basis as all other eligible associates.

Agreements with Officers

We do not have employment, retention, severance, change of control or similar agreements with any of our executive officers. While we enter into award agreements with our executive officers and other participants under our long-term equity award plans, these agreements and plans do not provide for acceleration of vesting or other benefits upon a change of control or termination.

2018 SUMMARY COMPENSATION TABLE

Set forth below is information regarding compensation earned by or paid or awarded to the following executive officers: Michael D. Hays, our Chief Executive Officer; Kevin R. Karas, our Senior Vice President Finance, Chief Financial Officer, Treasurer and Secretary; and Steven D. Jackson, our President. We had no other executive officers, as defined in Rule 3b-7 of the Securities Exchange Act of 1934, whose total compensation exceeded $100,000 during 2018. The identification of such named executive officers is determined based on the individual’s total compensation for 2018, as reported below in the Summary Compensation Table, other than amounts reported as above-market earnings on deferred compensation and the actuarial increase in pension benefit accruals.

The following table sets forth for our named executive officers with respect to 2018, 2017, and 2016: (1) the dollar value of base salary earned during the year; (2) the aggregate grant date fair value of stock and option awards granted during the year, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”); (3) the dollar value of earnings for services pursuant to awards granted during the year under non-equity incentive plans; (4) all other compensation for the year; and (5) the dollar value of total compensation for the year.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)

Michael D. Hays	2018	$127,400	--	--	$53,332	$104,468	$4,267	$289,467
Chief Executive Officer	2017	$127,400	--	--	$42,000	$61,534	$4,831	$235,765
	2016	$127,400	--	--	$44,261	$74,656	$2,079	$248,396

Kevin R. Karas	2018	$285,000	--	--	$119,307	$233,700	$6,604	$644,611
Senior Vice President Finance,	2017	$285,000	--	--	$93,995	$137,655	$5,724	$522,334
Chief Financial Officer,	2016	$283,640	--	--	$99,018	$167,010	$4,727	$554,395
Treasurer and Secretary

Steven D. Jackson	2018	$300,000	--	--	$125,582	$246,000	$5,025	$676,607
President	2017	$300,000	--	--	$98,899	$144,900	$4,800	$548,599
	2016	$300,000	--	--	$104,229	$175,800	$400,838	$980,867

(1)

Represents the aggregate grant date fair value of the option awards granted during the year, computed in accordance with FASB ASC Topic 718. See Note 11 to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended December 31, 2018 for a discussion of assumptions made in the valuation of share-based compensation.

(2)

Represents, for each of our named executive officers, the amount of our 401(k) matching contributions; for Messrs. Hays and Karas, the amount of our health saving account matching contributions; and for Messrs. Karas and Jackson, the amount of our technology allowance

GRANTS OF PLAN-BASED AWARDS IN 2018

We maintain the 2006 Equity Incentive Plan and the 2001 Equity Incentive Plan pursuant to which grants may be made to our executive officers. The following table sets forth information regarding all such incentive plan awards that were made to the named executive officers in 2018.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Grant Date	Date of Committee Action	Threshold		Target	Maximum	All Other Stock Awards: No. of Shares of Stock or Units	All Other Option Awards: No. of Securities Underlying Options (2)		Exercise or Base Price of Option Awards (2)	Closing Price on Date of Grant	Grant Date Fair Value of Stock and Option Awards

Michael D. Hays	1/3/2018	12/20/2017						5,193	(3)	$36.80	$36.85	$53,332

			--	(3)	$63,700	$254,800

Kevin R. Karas	1/3/2018	12/20/2017						11,617	(3)	$36.80	$36.85	$119,307

			--	(3)	$142,500	$570,000

Steven D. Jackson	1/3/2018	12/20/2017						12,228	(3)	$36.80	$36.85	$125,582

			--	(3)	$150,000	$600,000

(1)	These amounts represent only potential payments under the 2018 incentive plan awards; the actual amounts received (if any) are shown in the Summary Compensation Table above.
(2)

The stock option awards were granted under the 2006 Equity Incentive Plan. The exercise price of the stock option awards was equal to the closing stock price on January 2, 2018, the day immediately prior to the grant date.

(3)	There were no thresholds for payments under these 2018 incentive plan awards; payments below target would be made for any year-over-year increase in any of the applicable performance measures.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2018

The following table sets forth information on outstanding option and stock awards held by the named executive officers at December 31, 2018, including the number of shares underlying both exercisable and unexercisable portions of each stock option, the exercise price and expiration date of each outstanding option, the number of shares of stock that have not vested and the market value of such shares.

	Option Awards						Stock Awards
Name	No. of Securities Underlying Unexercised Options (Exercisable)		No. of Securities Underlying Unexercised Options (Unexercisable)		Option Exercise Price	Option Expiration Date	No. of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested

Michael D. Hays	20,019	(1)(2)	-		$8.13	01/05/19
	26,481	(1)(3)	-		$6.30	01/05/20
	17,745	(1)(4)	-		$9.14	01/05/21
	14,949	(1)(5)	-		$10.75	01/05/22
	10,938	(1)(6)	-		$14.50	01/07/23
	-		2,904	(1)(7)	$18.80	01/07/24
	-		10,014	(1)(8)	$13.17	01/06/25
	-		9,145	(1)(9)	$15.23	01/05/26
	-		7,478	(1)(10)	$18.80	01/04/27
	-		5,193	(1)(11)	$36.80	01/03/28

Kevin R. Karas	26,403	(1)(5)	-		$10.75	01/05/22
	20,088	(1)(6)	-		$14.50	01/07/23
	-		5,334	(1)(7)	$18.80	01/07/24
	-		19,313	(1)(8)	$13.17	01/06/25
	-		20,458	(1)(9)	$15.23	01/05/26
	-		16,728	(1)(10)	$18.80	01/04/27
	-		11,617	(1)(11)	$36.80	01/03/28

Steven D. Jackson	-		21,535	(1)(9)	$15.23	01/05/26	52,477	$2,001,473	(12)
	-		17,608	(1)(10)	$18.80	01/04/27
	-		12,228	(1)(11)	$36.80	01/03/28

(1)	Option to purchase shares of common stock.
(2)	Options vest in full on the fifth anniversary of the grant date. These options vested on January 5, 2014.
(3)	Options vest in full on the fifth anniversary of the grant date. These options vested on January 5, 2015.
(4)	Options vest in full on the fifth anniversary of the grant date. These options vested on January 5, 2016.
(5)	Options vest in full on the fifth anniversary of the grant date. These options vested on January 5, 2017.
(6)	Options vest in full on the fifth anniversary of the grant date. These options vested on January 7, 2018.
(7)	Options vest in full on the fifth anniversary of the grant date. These options will vest on January 7, 2019.
(8)	Options vest in full on the fifth anniversary of the grant date. These options will vest on January 6, 2020.
(9)	Options vest in full on the fifth anniversary of the grant date. These options will vest on January 5, 2021.
(10)	Options vest in full on the fifth anniversary of the grant date. These options will vest on January 4, 2022.
(11)	Options vest in full on the fifth anniversary of the grant date. These options will vest on January 3, 2023.
(12)

Restricted shares of common stock that become fully vested on the fifth anniversary of the grant date, which occurred in 2015. The market value is based on the $38.14 per share closing price of our common stock on The NASDAQ Stock Market on December 31, 2018.

Option Exercises and Stock Vested in 2018

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael D. Hays	21,633	(2)	$631,900	--	--
	9,019	(3)	$205,626	--	--
Kevin R. Karas	17,654	(3)	$392,827	--	--
Steven D. Jackson	6,524	(3)	$105,674	--	--

(1)	Amounts represent the product of the number of shares acquired on exercise multiplied by the excess of the closing market price per share on the date of exercise over the exercise price per share.
(2)	Shares of class A common stock (or common stock following the 2018 Recapitalization).
(3)	Shares of class B common stock.

Risk Assessment of Compensation Policies and Practices

The Board relies on the Committee to address risk exposures facing the Company with respect to compensation, with appropriate reporting of these risks to be made to the full Board. The Committee, as part of its periodic review of compensation and benefit programs, assesses the potential risks arising from the Company’s compensation policies and practices and considers safeguards against incentives to take excessive risks. Based on its most recent review, the Committee has concluded that the risks arising from the Company’s compensation policies and practices for its associates are not reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE REPORT

The Committee has reviewed and discussed the preceding Compensation Discussion and Analysis with management and, based on such review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement.

Barbara J. Mowry, Chairperson

JoAnn M. Martin

John N. Nunnelly

advisory vote on executive COMPENSATION

This proposal provides our shareholders with the opportunity to cast a vote either for or against a non-binding, advisory resolution to approve the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables and narrative discussion in this proxy statement. We are required to hold this vote by Section 14A of the Securities Exchange Act of 1934.  As discussed in the Compensation Discussion and Analysis above, beginning on page 13, we have designed our executive compensation and benefit programs for our executive officers, including our named executive officers, to advance the following core principles:

●	Market Driven. We strive to compensate our executive officers at levels to ensure that we continue to attract and retain a highly competent, committed management team.

●	Align with Shareholders. We seek to align the interests, perspectives and decision-making of our executive officers with the interests of our shareholders.

●	Performance Based. We link our executive officers’ compensation, particularly annual cash bonuses, to established Company financial performance goals and individual performance goals.

We believe that a focus on these principles will benefit us and, ultimately, our shareholders in the long term by ensuring that we can attract and retain highly-qualified executive officers who are committed to our long-term success.

The Board invites you to review carefully the Compensation Discussion and Analysis beginning on page 13 and the tabular and other disclosures on compensation beginning on page 18, and cast an advisory vote either for or against the following resolution:

“Resolved, that shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis section and the compensation tables and narrative discussion contained in this Proxy Statement.”

While the vote does not bind the Board to any particular action, the Board values the input of our shareholders, and will take into account the outcome of this vote in considering future compensation arrangements.

Assuming a quorum is present at the Annual Meeting, the number of votes cast for the non-binding resolution to approve the Company’s executive compensation program must exceed the number of votes cast against it. Abstentions and broker non-votes will be counted as present in determining whether there is a quorum; however, they will not constitute a vote “for” or “against” the non-binding resolution and will be disregarded in the calculation of votes cast. A broker non-vote occurs when a broker submits a proxy card with respect to shares that the broker holds on behalf of another person but declines to vote on a particular matter, either because the broker elects not to exercise its discretionary authority to vote on the matter or does not have authority to vote on the matter.

Based on the outcome of the advisory vote on the frequency of shareholder votes on executive compensation at our 2017 annual shareholders meeting, the Company will ask its shareholders to consider an advisory vote on the compensation of our named executive officers every year until otherwise determined by a vote of our shareholders pursuant to applicable Securities and Exchange Commission rules. The next advisory vote on the compensation of our named executive officers will occur at the 2020 annual meeting of shareholders.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT. SHARES OF THE COMPANY’S COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

CEO PAY RATIO

As required by Item 402(u) of Regulation S-K promulgated under the Securities Exchange Act of 1934, we are providing the following information about the ratio of the median annual total compensation of our associates (i.e., employees) and the annual total compensation of Michael D. Hays, our Chief Executive Officer. For the year ended December 31, 2018:

●	the median of the annual total compensation of all associates of the Company was reasonably estimated to be $61,485; and

●	the annual total compensation of Mr. Hays was $289,467.

●

Based on this information, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other associates is estimated to be 4.71 to 1.

For purposes of this disclosure, as permitted by SEC regulations, we used the same median associate as in our 2018 proxy statement because there was no change in our associate population or associate compensation arrangements during 2018 that we reasonably believed would result in a significant change to our pay ratio disclosure. We identified that median associate by examining total cash compensation (i.e., base wages plus cash bonuses and/or commissions) for 2017 of all individuals employed by us on December 1, 2017 (other than Mr. Hays), whether full-time, part-time or on a seasonal basis. We annualized total cash compensation for all permanent associates who were hired after January 1, 2017, as permitted by the rules of the Securities and Exchange Commission. To calculate total cash compensation for any associate paid in currency other than U.S. dollars, we then applied the applicable foreign currency exchange rate in effect on December 1, 2017 to convert such associate’s total cash compensation into U.S. dollars.

To calculate the 2018 annual total compensation of our median associate for purposes of this disclosure, we added together all of the elements of our median associate’s compensation for 2018 in the same way that we calculate the annual total compensation of our named executive officers in the Summary Compensation Table. To calculate Mr. Hays’ annual total compensation, we used the amount reported in the “Total” column of our 2018 Summary Compensation Table. To calculate our ratio, we divided Mr. Hays’ annual total compensation by the annual total compensation of our median associate.

MISCELLANEOUS

Independent Registered Public Accounting Firm

KPMG LLP acted as the independent registered public accounting firm for the Company in 2018. The Audit Committee is solely responsible for the selection, retention, oversight and, when appropriate, termination of the Company’s independent registered public accounting firm.

The fees to KPMG LLP for the fiscal years ended December 31, 2018, and 2017 were as follows:

	2018	2017
Audit Fees(1)	$416,115	$498,548
Audit-Related Fees(2)	101,299	101,941
Tax Fees(3)	122,500	90,567
All Other Fees	25,000	--
Total	$664,914	$691,056

(1)

Audit of annual financial statements, review of financial statements included in Form 10-Q and other services normally provided in connection with statutory and regulatory filings, including out-of-pocket expenses.

(2)	Information security audit services, including out-of-pocket expenses.
(3)	Tax consultations and tax return preparation including out-of-pocket expenses.

The Audit Committee has established pre-approval policies and procedures with respect to audit and permitted non-audit services to be provided by its independent registered public accounting firm. Pursuant to these policies and procedures, the Audit Committee may form, and delegate authority to, subcommittees consisting of one or more members when appropriate to grant such pre-approvals, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. The Audit Committee’s pre-approval policies do not permit the delegation of the Audit Committee’s responsibilities to management. In 2018, the Audit Committee pre-approved all services provided by our independent registered public accounting firm, and no fees to the independent registered public accounting firm were approved pursuant to the de minimis exception under the Securities and Exchange Commission’s rules.

Expenses

The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular associates of the Company. Such individuals will not be paid any additional compensation for such solicitation. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold Common Stock.

Multiple Shareholders Sharing the Same Address

Pursuant to the rules of the Securities and Exchange Commission, services that deliver the Company’s communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company’s annual report to shareholders and proxy statement, unless the Company has received contrary instructions from one or more of the shareholders. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. For future deliveries of annual reports to shareholders and/or proxy statements, shareholders may also request that we deliver multiple copies at a shared address to which a single copy of each document was delivered. Shareholders sharing an address who are currently receiving multiple copies of the annual report to shareholders and/or proxy statement may also request delivery of a single copy. Shareholders may notify the Company of their requests by calling or writing Kevin R. Karas, Secretary, NRC Health, at (402) 475-2525 or 1245 Q Street, Lincoln, Nebraska 68508.

Shareholder Proposals

Proposals that shareholders of the Company intend to present at and have included in the Company’s proxy statement for the 2020 annual meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), must be received by the Company by the close of business on December 11, 2019. In addition, a shareholder who otherwise intends to present business at the 2020 annual meeting (including nominating persons for election as directors) must comply with the requirements set forth in the Company’s By-Laws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the By-Laws, to the Secretary of the Company not less than 60 days and not more than 90 days prior to the second Wednesday in the month of April (subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days). Under the By-Laws, if the Company does not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 (i.e., proposals shareholders intend to present at the 2020 annual meeting but do not intend to include in the Company’s proxy statement for such meeting) prior to February 8, 2020, then the notice will be considered untimely and the Company will not be required to present such proposal at the 2020 annual meeting. If the Board chooses to present such proposal at the 2020 annual meeting, then the persons named in proxies solicited by the Board for the 2020 annual meeting may exercise discretionary voting power with respect to such proposal.

By Order of the Board of Directors NATIONAL RESEARCH CORPORATION

Kevin R. Karas Secretary

April 9, 2019

NATIONAL RESEARCH CORPORATION
1245 Q STREET
LINCOLN, NE 68508-1430
ATTN: KEVIN KARAS

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 28, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 28, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E64466-P20437

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NATIONAL RESEARCH CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. ELECTION OF DIRECTOR: Term expiring at the 2022 Annual Meeting	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominee:

01) Donald M. Berwick

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. VOTE ON THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019:	☐	☐	☐
3. ADVISORY VOTE ON THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE ACCOMPANYING PROXY STATEMENT:	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please check this box if you plan to attend the Annual Meeting. ☐ **Yes** ☐ **No**

Signature(s) in Box(es)
Please sign exactly as name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date